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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of Burlington Resources Inc. on Form S-8 (Registration Nos. 33-22493, 33-25807, 33-26024 (as amended in Registration No. 2-97533), 33-33626, 33-46518, 33-53973
and 333-02029) and on Form S-3 (Registration Nos. 33-50077 and 33-54477) of our report dated January 15, 1997, on our audits of the consolidated financial statements of Burlington Resources Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in this 1996 Annual Report on Form 10-K.

COOPERS & LYBRAND L.L.P.

February 12, 1997
Houston, Texas